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                                                                    EXHIBIT 10.8



                 AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

     On December 1, 1999, Saturn Electronics & Engineering, Inc. ("Saturn") and SHERMAN L. CRUZ ("Consultant") entered into an Independent Contractor Agreement (the "Agreement"). Section 2(a) of the Agreement provides that the term of the Agreement ends February 28, 2000. Saturn and Consultant desire to amend the Agreement to extend the term as provided in this Amendment.

     Now, therefore, Saturn and Consultant amend the Agreement as follows:

1. Section 2(a) of the Agreement is amended in its entirety to provide as follows:

     "Term. Unless sooner terminated in accordance with the terms of this Agreement, the initial term of this Agreement will be three (3) months commencing December 1, 1999 and ending February 28, 2000. After February 28, 2000, this Agreement will automatically renew on a month-to-month basis until August 31, 2000 unless either Saturn or Consultant terminates this Agreement by sending written notice to the other party at least ten (10) days prior to expiration of the then current monthly period."

2. All other terms and provisions of the Agreement remain in full force and effect and are hereby affirmed.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of February 28, 2000.

SATURN ELECTRONICS & ENGINEERING,                  CONSULTANT
INC.



By:   Donald J. Cowie                              Sherman L. Cruz
   ----------------------------                    -----------------------------
      Donald J. Cowie, CFO                         Sherman L. Cruz